UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2026

HILLENBRAND, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-33794	26-1342272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 931-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 8, 2026, Hillenbrand, Inc., an Indiana corporation (“Hillenbrand”), held a special meeting of shareholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of October 14, 2025 (the “Merger Agreement”), among Hillenbrand, LSF12 Helix Parent, LLC, a Delaware limited liability company (“Parent”), and LSF12 Helix Merger Sub, Inc., an Indiana corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of Lone Star Fund XII, L.P. The Merger Agreement provides for, among other things, on the terms and subject to the conditions therein, the merger of Merger Sub with and into Hillenbrand (the “Merger”), with Hillenbrand surviving the Merger as a wholly owned subsidiary of Parent.

As of the close of business on November 28, 2025, the record date for the Special Meeting (the “Record Date”), there were 70,508,655 shares of Hillenbrand common stock outstanding and entitled to vote at the Special Meeting. Each share of Hillenbrand common stock outstanding as of the close of business on the Record Date was entitled to one vote on each matter voted on at the Special Meeting. At the Special Meeting, the holders of record of 58,935,056 shares, or 83.58%, of Hillenbrand common stock entitled to vote at the Special Meeting (thus holding a majority of the votes entitled to be cast at the Special Meeting) were present in person or by proxy, constituting a quorum for the purpose of conducting business at the Special Meeting.

At the Special Meeting, the following proposals were considered: a proposal to approve the Merger Agreement (the “Merger Agreement Proposal”); a proposal to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Hillenbrand’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and a proposal to approve any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”). For more information on each of these proposals, see Hillenbrand’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on December 1, 2025. The final voting results for each proposal at the Special Meeting are as follows:

1.	Merger Agreement Proposal

For	Against	Abstain	Broker Non-Votes
58,533,478	353,769	47,809	0

2.	Compensation Proposal

For	Against	Abstain	Broker Non-Votes
52,525,941	6,165,726	243,389	0

3.	Adjournment Proposal

For	Against	Abstain	Broker Non-Votes
54,819,736	3,051,176	1,064,144	0

Completion of the Merger remains subject to the satisfaction or waiver of customary closing conditions, including the receipt of required regulatory approvals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2026	HILLENBRAND, INC.

	By:	/s/ Nicholas R. Farrell
Nicholas R. Farrell
Senior Vice President, General Counsel, and Secretary